Exhibit 5.1

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
August 3, 2015	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Houlihan Lokey, Inc.

10250 Constellation Blvd.

5th Floor

Los Angeles, CA 90067

Re:        Houlihan Lokey, Inc. Registration Statement No. 333-205610; up to 15,018,009 shares of Class A Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to Houlihan Lokey, Inc., a Delaware corporation (the “Company”), in connection with the registration of up to 15,018,009 shares (the “Shares”) of Class A common stock, $0.001 par value per share (the “Common Stock”), which are being offered by certain stockholders of the Company.  The Shares are included in a registration statement on Form S–1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 10, 2015 (Registration No. 333–205610) (as amended, the “Registration Statement”).  The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

August 3, 2015

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Board of Directors of the Company has taken all necessary corporate action to authorize and approve the Amended and Restated Certificate of Incorporation of the Company in the form most recently filed as an exhibit to the Registration Statement (the “Amended and Restated Certificate of Incorporation”), when the Amended and Restated Certificate of Incorporation of the Company has been duly filed with the Secretary of State of the State of Delaware and when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP